EXHIBIT 1.01



                             TERMS AGREEMENT



                                    October 4, 1996



Travelers/Aetna Property Casualty Corp.
One Tower Square
Hartford, Connecticut 06183

Attention: Chief Financial Officer
           ----------------------

Dear Sirs:

            We understand that Travelers/Aetna Property Casualty Corp., a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of Securities set forth opposite our respective names on the list attached hereto at 99.616% of the principal amount thereof, plus accrued interest from October 1, 1996 to the date of payment and delivery. The Closing Date shall be October 9, 1996 at 8:30 A.M. at the offices of the Company, 388 Greenwich Street, New York, New York 10013.

            The Securities shall have the following terms:

      Title:                  6-1/4% Notes due October 1, 1999
      Maturity:               October 1, 1999
      Interest Rate:          6-1/4% per annum
      Interest Payment
        Dates:                October 1 and April 1,
                              commencing April 1, 1997
      Initial Price to
        Public:               99.829%  of  the  principal   amount   thereof,
                              plus  accrued interest  from  October  1,  1996
                              to the  date of  payment  and delivery

      Redemption
        Provisions:           The Notes will not be subject to  redemption
                              prior to maturity and will not be subject to any sinking fund

      Additional terms:       The  Regular  Record  Dates  are  March  15  and
                              September  15.  The Securities  shall be issuable
                              as Registered Securities only.  The  Securities
                              will be initially  represented  by one or more
                              global  Securities  registered  in the  name of
                              The  Depository Trust  Company  ("DTC") or its
                              nominee.  Beneficial  interests in the
                              Securities  will be shown  on,  and  transfers
                              thereof will be effected  only through,  records
                              maintained by DTC and its   participants.
                              Owners   of   beneficial   interests   in
                              Securities   will  be   entitled   to   physical
                              delivery  of Securities  in   certificated   form
                              only under the limited circumstances described in the Company's Prospectus Supplement dated
                              October 4, 1996. Principal and interest on the Securities shall be payable in United States dollars.

            All the provisions contained in the document entitled "Travelers/Aetna Property Casualty Corp.-Debt Securities-Underwriting Agreement Basic Provisions" and dated April 23, 1996 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

            The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

            James M. Michener, Esq. is counsel to the Company. Dewey Ballantine is counsel to the Underwriters.

            The Securities will be made available for checking and packaging at the designated office of Citibank, N.A. at least 24 hours prior to the Closing Date.

            Please accept this offer no later than 9:00 o'clock P.M. on October 4, 1996, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

            "We hereby accept your offer, set forth in the Terms Agreement, dated October 4, 1996, to purchase the Securities on the terms set forth therein."


                                Very truly yours,



                                SMITH BARNEY INC.
                                DONALDSON, LUFKIN & JENRETTE
                                   SECURITIES CORPORATION
                                UBS SECURITIES LLC



                              By: SMITH BARNEY INC.



                                       By:/s/ Michael K. Neborak
                                          -------------------------
                                          Name:  Michael K. Neborak
                                          Title: Director



ACCEPTED:

TRAVELERS/AETNA PROPERTY CASUALTY CORP.



By:  /s/ Firoz B. Tarapore
    ------------------------
    Name:  Firoz B. Tarapore
    Title: Assistant Treasurer

                                                       Principal
Underwriter                                             Amount
-----------                                         ------------
Smith Barney Inc.        . . . . . . . . . . . .    $100,000,000

Donaldson, Lufkin
  & Jenrette Securities Corporation. . . . . . .      50,000,000

UBS Securities LLC       . . . . . . . . . . . .      50,000,000
                                                    ------------

      Total . . . . . . . . . . . . . . . . . . .   $200,000,000
                                                    ============